UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2010

ADPT Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2010, the Board of Directors (the “Board”) of ADPT Corporation (“ADPT” or the “Company”) appointed Warren G. Lichtenstein to serve on the Board to fill a newly created vacancy arising as a result of the Board’s expansion in size from five (5) to seven (7) members. The expansion of the size of the Board and the election of Mr. Lichtenstein were recommended by the Nominating and Governance Committee of the Board. The Committee has an ongoing search for an additional independent director to fill the second new vacancy.

Mr. Lichtenstein has not been named to any committees of the Board at this time.

Mr. Lichtenstein, age 44 is the Chairman and Chief Executive Officer of Steel Partners LLC (“Steel Partners”), a global management firm. Steel Partners is the manager of Steel Partners Holdings, L.P. (“SPH”). Mr. Lichtenstein has been associated with Steel Partners and its affiliates since 1990.

Concurrently with his election to the Board, Mr. Lichtenstein was granted a restricted stock award (“RSA”) for 16,250 shares and an option to purchase 32,500 shares of the Company’s common stock. The RSAs and the options vest 33 1/3% after one year from the date of grant and quarterly thereafter, so that the awards are fully vested on October 14, 2014. These equity-based awards, as well as cash compensation that Mr. Lichtenstein will be entitled to as a director, are consistent with the Company’s Non-Employee Director Compensation Policy.

Mr. Lichtenstein, Steel Partners, SPH, and one of their affiliates, Steel Partners II, L.P., beneficially owned approximately 32% of the Company’s outstanding common stock at October 1, 2010, the end of the Company’s second quarter of fiscal 2011. Additionally, in fiscal 2010, the Company reimbursed Steel Partners II, L.P. in the amount of $0.7 million for professional fees incurred in connection with its consent solicitation initiated in the Fall of 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2010, the Board of ADPT approved an amendment to section 2.1 of the Amended and Restated Bylaws of the Company (the “Amended Bylaws”), to be effective immediately, to increase the number of authorized directors on the Board from five (5) to seven (7). The foregoing description of the material terms of the Amended Bylaws is qualified in its entirety by the full text of Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

3.1	Amended and Restated Bylaws of ADPT Corporation, as amended on October 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: October 20, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of ADPT Corporation, as amended on October 14, 2010